Exhibit 99.04

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2009 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 are based on the historical financial statements of Shutterfly, Inc. (“Shutterfly”) and TinyPictures, Inc. (“TinyPictures”) after giving effect to Shutterfly’s acquisition of TinyPictures on September 10, 2009 as more fully described at Item 2.01 of this Form 8-K/A and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2009 is presented as if the acquisition of TinyPictures had occurred on June 30, 2009.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and six months ended June 30, 2009 are presented as if the TinyPictures acquisition had occurred on January 1, 2008 and were carried forward through each of the respective periods.

The acquisition has been accounted for under the acquisition method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 revised 2007, “Business Combinations.”  Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed based on various estimates.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Shutterfly and TinyPictures been a combined company during the specified periods. Certain reclassification adjustments have been made in the presentation of TinyPictures historical amounts to conform TinyPictures’s financial statement basis of presentation to that followed by Shutterfly. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Shutterfly’s historical consolidated financial statements included in its Annual Report on Form 10-K/A for the year ended December 31, 2008, its Form 8-K dated October 21, 2009 and its Form 10-Q for the three months ended June 30, 2009, and TinyPictures’s historical financial statements for the year ended December 31, 2008 and for the six months ended June 30, 2009, which are included as Exhibits 99.2 and 99.3, respectively, to this Form 8-K/A.

SHUTTERFLY, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET OF SHUTTERFLY AND TINYPICTURES
As of June 30, 2009
(In thousands)
(Unaudited)

	Historical		Proforma
	Shutterfly	TinyPictures	Adjustments			Combined
ASSETS
Current assets:
Cash and cash equivalents	$63,579	$219	$(1,150)	[A	]	$62,648
Account receivable, net of allowance	3,203	7	-			3,210
Inventories, net	2,737	-	-			2,737
Deferred tax asset, current portion	1,303	-	552	[B	]	1,855
Prepaid expenses and other current assets	10,734	27	-			10,761
Total current assets	81,556	253	(598)			81,211

Long-term investments	52,200	-	-			52,200
Property and equipment, net	44,168	33	-			44,201
Goodwill and intangible asset, net	13,634	-	501	[B	]	14,135
Deferred tax asset, net of current portion	12,427	-	-			12,427
Other assets	5,398	-	-			5,398
Total assets	$209,383	$286	$(97)			$209,572

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,340	$18	$100	[C	]	$4,458
Accrued expenses	13,472	21	150	[D	]	13,643
Deferred revenue	8,967	-	-			8,967
Current portion of capital lease obligations	35	-	-			35
Total current liabililities	26,814	39	250			27,103
Other liabilities	1,479	-	-			1,479
Capital lease obligations, less current portion	10	-	-			10
Total liabilities	28,303	39	250			28,592

Stockholders equity
Series A convertible preferred stock	-	-	-			-
Series B convertible preferred stock	-	1	(1)	[E	]	-
Common stock at par value	3	-	-			3
Additional paid-in-capital	210,065	11,224	(11,224)	[E	]	210,065
Accumulated deficit	(28,988)	(10,978)	10,878	[E	]	(29,088)
Total stockholders' equity	181,080	247	(347)			180,980
Total liabilities & stockholders' equity	$209,383	$286	$(97)			$209,572

See accompanying notes to the unaudited pro forma condensed combined financial statements.

SHUTTERFLY, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF SHUTTERFLY AND TINYPICTURES
For the year ended December 31, 2008
(In thousands, except for per share amounts)
(Unaudited)

	Historical		Proforma
	Shutterfly	TinyPictures	Adjustments			Combined
Net Revenues	$213,480	$24	$-			$213,504
Cost of Revenue	96,214	-	33	[F	]	96,247
Gross Profit	117,266	24	(33)			117,257

Operating Expenses:
Technology and development	39,707	1,364	-			41,071
Sales and marketing	42,212	1,125	-			43,337
General and administrative	32,741	1,495	100	[C	]	34,336
Total operating expenses	114,660	3,984	100			118,744
Loss from Operations	2,606	(3,960)	(133)			(1,487)
Interest Expense	(273)	(189)	-			(462)
Interest Income	2,898	28	(18)	[A	]	2,908
Loss before income taxes	5,231	(4,121)	(151)			959
Benefit (provision) for income taxes	(1,571)	-	51	[G	]	(1,520)
Net income (loss)	$3,660	$(4,121)	$(100)			$(561)

Net income (loss) per share
Basic	$0.15		$(0.17)			$(0.02)
Diluted	$0.14		$(0.16)			$(0.02)

Weighted-average shares outstanding
Basic	25,036					25,036
Diluted	25,787					25,787

See accompanying notes to the unaudited pro forma condensed combined financial statements.

SHUTTERFLY, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF SHUTTERFLY AND TINYPICTURES
For the six months ended June 30, 2009
(In thousands, except per share amounts)
(Unaudited)

	Historical		Proforma
	Shutterfly	TinyPictures	Adjustments			Combined
Net Revenues	$74,870	$19	$-			$74,889
Cost of Revenue	39,741	-	8	[F	]	39,749
Gross Profit	35,129	19	(8)			35,140

Operating Expenses:
Technology and development	21,957	610	-			22,567
Sales and marketing	16,698	339	-			17,037
General and administrative	15,279	297	-			15,576
Total operating expenses	53,934	1,246	-			55,180
Loss from Operations	(18,805)	(1,227)	(8)			(20,040)
Interest Expense	(114)	-	-			(114)
Interest Income	607	2	(6)	[A	]	603
Loss before income taxes	(18,312)	(1,225)	(14)			(19,551)
Benefit from income taxes	6,426	-	5	[G	]	6,431
Net loss	$(11,886)	$(1,225)	$(9)			$(13,120)

Net loss per share - basic and diluted	$(0.47)		$(0.05)			$(0.52)

Weighted-average shares outstanding - basic and diluted	25,197					25,197

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

Note 1—Basis of Presentation

On September 10, 2009, Shutterfly, Inc. (“Shutterfly” or the “Company”) completed the acquisition of TinyPictures, Inc. (“TinyPictures”).  TinyPictures develops applications that enable users to share videos and images to others across mobile networks and social networking platforms.  The total aggregate purchase price in connection with the acquisition was $1.3 million which was comprised of $1.0 million in cash consideration and $0.3 million in assumed working capital deficit.

  The unaudited pro forma condensed combined balance sheet at June 30, 2009 is presented to give effect to Shutterfly’s acquisition of TinyPictures as if the transaction had been consummated on that date.  The unaudited pro forma condensed combined balance sheet at June 30, 2009 gives effect to Shutterfly’s acquisition of TinyPictures using the acquisition method of accounting and applies the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements of operations of Shutterfly and TinyPictures for the year ended December 31, 2008 and the six months ended June 30, 2009 are presented as if Shutterfly’s acquisition of TinyPictures had been consummated on January 1, 2008. The unaudited pro forma condensed combined statements of operations of Shutterfly and TinyPictures for the year ended December 31, 2008 and six months ended June 30, 2009 have been prepared using the historical consolidated statements of operations data of Shutterfly and TinyPictures for the year ended December 31, 2008 and the six months ended June 30, 2009 and giving effect to Shutterfly’s acquisition of TinyPictures using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

  On October 30, 2009, the Company filed a Form 10-K/A to restate its 2008 and 2007 financial statements as a result of an error in the software application used to calculate its stock-based compensation expense.  The Company concluded that the financial statement impact of this error on the quarter ended June 30, 2009 was not material to these financial statements.  As a result of restating historical financial information, various balances as of June 30, 2009 were adjusted to account for the carry over impacts of the restatement adjustments which were obtained from the 10-K/A.

Note 2—Purchase Price

  The purchase price of $1.3 million is based on the finalized merger agreement on September 10, 2009.  On that date, the total cash proceeds paid in the transaction were adjusted on a dollar for dollar basis to account for the assumed working capital deficit. For the purposes of the unaudited pro forma condensed combined financial statements, the working capital adjustment was recalculated as if the transaction occurred on June 30, 2009.  At that date, TinyPictures, Inc. did not have a working capital deficit, and therefore, no reduction to the cash proceeds is reflected.

Under the acquisition method of accounting, the total purchase price is allocated to TinyPicture’s net tangible assets, intangible assets, and in-process research and development based on their estimated fair values as of September 10, 2009. The excess of the purchase price over the net tangible assets, intangible assets, and in-process research and development acquired was recorded as goodwill.  The Company has completed its valuation of TinyPictures and the fair values represent final amounts.

NOTES TO PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

  The allocation of the purchase price and the estimated useful lives and first year amortization on an annualized basis associated with certain assets is as follows (in thousands):

	Amount	First Year Amortization	Estimated Useful Life (in years)
Total assets acquired	$285	$-	N/A
Total liabilities assumed	(40)	-	N/A
Identifiable intangible assets:
Existing technology	26	8	3.25
In-process research & development	102	-	N/A
User base	25	25	1
Deferred tax asset	552	-	N/A
Goodwill (including workforce)	350	-	N/A

Total purchase price	1,300	33

  Total amortizable intangible assets totaling $51,000 consist of existing technology and user base with useful lives not exceeding 3.25 years.

 Deferred tax assets of $0.6 million include tax effects of net operating loss carry forwards.

  Goodwill of $0.4 million represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determined that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

Note 3—Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the acquisition was completed on June 30, 2009 for balance sheet purposes and on January 1, 2008 for statements of operations purposes and reflects the following pro forma adjustments:

[A	]
To reflect the estimated cash portion of the purchase price as if the acquisition occurred on June 30, 2009.  Cash of $150,000 was withheld to account for escrow funds payable one year from the June 30, 2009 pro forma acquisition date.

[B	]	To record amortizable intangibles assets, goodwill and deferred tax asset resulting from the acquisition.
[C	]	To record estimated acquisition costs incurred by Shutterfly.
[D	]	To record management retention bonus as a result of the acquisition and escrow cash witheld.
[E	]	To eliminate historical stockholder's equity of TinyPictures.
[F	]	To record amortization of the intangible assets resulting from the acquisition.
[G	]	To record the income tax impact on pro forma adjustments.

Note 4—Earnings Per Share

  Pro forma basic earnings per share is computed using the weighted average number of commons shares outstanding during the applicable period.  Pro forma diluted earnings per share is computed using the weighted-average number of common shares outstanding during the applicable period, plus the dilutive effect of stock-based equity awards.  As Shutterfly paid cash for the TinyPictures outstanding stock and no Shutterfly stock or stock-based awards were issued at the time of the acquisition, the pro forma weighted-average number of common shares and the diluted weighted-average shares outstanding are the same as Shutterfly's historical amounts.